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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 24, 2009

FBR CAPITAL MARKETS CORPORATION

(Exact name of Registrant as specified in its charter)

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Virginia	20-5164223	001-33518
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(Commission File Number)

1001 Nineteenth Street North

Arlington, VA 22209

(Address of principal executive offices) (Zip code)

(703) 312-9500

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.     Departure of Director or Certain Officers; Election of Directors; Appointment of Certain                          Officers; Compensatory Arrangements of Certain Officers

     On February 24, 2009, the Board of Directors of the Company approved the award of the following discretionary option grant for one named executive officer and the following discretionary performance bonuses for two of its named executive officers.

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In recognition of his recent promotion to the position of chief executive officer, the Company granted options to purchase 500,000 shares of the Company’s common stock to Richard J. Hendrix.   The options have an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Stock Market on February 23, 2009, the day preceding the date of grant, and will vest in four equal installments on the first four anniversaries of the date of the grant, subject to continued employment.  The vesting of these options will be accelerated in the event of a termination of the executive’s employment without cause or a resignation by the executive with good reason in accordance with terms of the executive’s employment agreement.  The options have a term of 10 years.

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Although no performance bonus was earned by any of the Company’s four named executive officers who were eligible to receive a bonus under the Company’s Incentive Compensation Plan (the ICP) that was approved in February 2008, because the Company did not achieve the corporate performance goals required under the ICP, the Board approved discretionary bonuses for two of the named executives, Bradley J. Wright, the Company’s Executive Vice President and Chief Financial Officer, and William J. Ginivan, the Company’s Executive Vice President and General Counsel.  Mr. Wright was awarded a bonus of $400,000, $345,654 of which was paid in cash and $54,346 of which was paid through the grant of 21,673 restricted stock units based on the closing price of the Company’s common stock on the Nasdaq Stock Market on the day preceding the grant date.  Mr. Ginivan was awarded a bonus of $275,000, $237,708 of which was paid in cash and $37,292 of which was paid through the grant of 14,872 restricted stock units based on the closing price of the Company’s common stock on the Nasdaq Stock Market on the day preceding the grant date.  The allocation of these bonuses between cash and restricted stock units was based on a formula the Company uses for its senior officers and key employees that requires that a percentage of total compensation for these individuals over certain thresholds be paid in restricted stock units.  The restricted stock units vest over a three year period, subject to continued employment.  Eric J. Billings, the Chairman of the Board and former Chief Executive Officer, and Richard J. Hendrix, the current Chief Executive Officer, did not receive bonuses for 2008.  The bonuses awarded to Messrs. Wright and Ginivan were approved, based on the recommendation of the Chief Executive Officer, in recognition of the fact these two executives perform functions that are not directly related to the corporate performance of the Company and are intended to reward the individual performance of these executives.

The Compensation Discussion and Analysis included in the Company’s 2009 annual proxy statement will discuss these awards in greater detail.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FBR CAPITAL MARKETS CORPORATION
Date: March 2, 2009	By: /s/ Bradley J. Wright Bradley J. Wright Executive Vice President and Chief Financial Officer